AMENDMENT NO. 8
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM TAX-EXEMPT FUNDS
          This Amendment No. 8 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (the “Trust”) amends, effective April 30, 2010, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
          WHEREAS, the Trust desires to amend the Agreement to change the registrant name effective April 30, 2010, from AIM Tax-Exempt Funds to AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds); and
          WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names effective April 30, 2010:

CURRENT NAME	NEW NAME
AIM High Income Municipal Fund	Invesco High Income Municipal Fund
AIM Tax-Exempt Cash Fund	Invesco Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund	Invesco Tax-Free Intermediate Fund;
          NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Any and all references to AIM Tax-Exempt Funds are hereby changed to AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).
     2. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     3. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     4. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of February 26, 2010.

By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco High Income Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares
Institutional Class Shares

Invesco Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Tax-Exempt Cash Fund	Class A Shares
Class Y Shares
Investor Class Shares

Invesco Tax-Exempt Securities Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Tax-Free Intermediate Fund	Class A Shares
Class A2 Shares
Class Y Shares
Institutional Class Shares

Invesco Van Kampen California Insured Tax Free Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Van Kampen High Yield Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Van Kampen Insured Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Van Kampen Intermediate Term Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Van Kampen Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Van Kampen New York Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares”